SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:


[  ]     Preliminary Information Statement

[  ]     Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14a-5(d) (1))

[X]      Definitive Information Statement


                               BAYMONT CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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                               BAYMONT CORPORATION
                           200-4170 Still Creek Drive
                    Burnaby, British Columbia, Canada V5C 6C6


                                                                  March 10, 2004

Dear Stockholder:


         This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the "Common Stock"), of Baymont Corporation (the "Company"). The purpose of this Information Statement is to notify the stockholders that on February 24, 2004, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 6,000,000 shares of Common Stock, representing approximately 66.77% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to change the name of the Company to "American Goldfields Inc."

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

         This Information Statement is being mailed on or about March 10, 2004 to stockholders of record on March 1, 2004 (the "Record Date").

                                        /s/ Donald Neal
                                        Chief Executive Officer, Chief Financial
                                        Officer, Treasurer and Secretary


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                               BAYMONT CORPORATION
                           200-4170 Still Creek Drive
                    Burnaby, British Columbia, Canada V5C 6C6

                        ---------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                      -------------------------------------

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         ---------------------------------------------------------------


         We are sending you this Information Statement to inform you of the adoption of a resolution on February 24, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 6,000,000 shares of Common Stock, representing approximately 66.77% of the total issued and outstanding Common Stock adopting a resolution to amend the Company's Articles of Incorporation to change the name of the Company to "American Goldfields Inc."

         The adoption of the foregoing resolutions will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada Revised Statutes are afforded to the Company's stockholders as a result of the adoption of these resolutions.

         Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000, will be paid by the Company.

GENERAL

         The Company's current Articles of Incorporation, as amended by the Certificate of Change filed with the Secretary of State of the State of Nevada on March 3, 2004, provides for an authorized capitalization consisting of
600,000,000 shares of common stock, $.001 par value per share, and 100,000,000 shares of preferred stock, $.001 par value per share. As of February 23, 2004, there were approximately 8,985,713 shares of Common Stock outstanding. Subsequent to the March 3, 2004 1:6 forward stock split, there were 53,914,278 shares of Common Stock outstanding.

         The Board authorized a change to the Company's Articles of Incorporation to reflect the new name of the Company. Given the recent resignation of Mr. Alfredo De Lucrezia as the Company's sole officer and director, the appointment of Mr. Donald Neal and Mr. Gregory Crowe as directors and Mr. Neal as the sole officer, and the sale of the controlling shares in the Company from Mr. De Lucrezia to Messrs. Neal and Crowe, the Board and the majority stockholders felt that the Company should change its name as well.

         The change to the name "American Goldfields Inc." has been approved by the Board and the stockholders holding more than approximately 66.77% of the outstanding shares. The Board reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with the filing of the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the amendment to the Articles of Incorporation are no longer in the best interests of the Company and its stockholders.

VOTE REQUIRED; MANNER OF APPROVAL

         Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock.

         Section 78.320 of the NRS provides in substance that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the NRS, the affirmative vote to the amendment to the Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the amendment.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Restated Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Restated Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about March 30, 2004, 20 days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE NAME CHANGE

         The current name of the Company does not indicate that the Company is involved in the gold and other natural resource and exploration business. Accordingly, the Board determined to change the name of the company from "Baymont Corporation" to "American Goldfields Inc." to more accurately reflect the business of the Company. Furthermore, given all the recent events which have occurred - the resignation of Mr. Alfredo De Lucrezia as the Company's sole officer and director, the appointment of Mr. Donald Neal and Mr. Gregory Crowe as directors and Mr. Neal as the sole officer, and the sale of the controlling shares in the Company from Mr. De Lucrezia to Messrs. Neal and Crowe, the Board and the majority stockholders felt that the Company should change its name as well.

         The amendment to the Articles of Incorporation changing the name of the Company has no effect on the stockholders of the Company.

         The Company anticipates engaging in the acquisition, exploration, and if warranted and feasible, development of natural resource properties. Natural resource exploration and development requires significant capital and the assets and resources of the Company are extremely limited. Therefore, the Company hopes to participate in the natural resource industry by obtaining small interests in either producing properties or natural resource exploration and development projects. To date the Company has not commenced any operations.

Forward Split

         On March 3, 2004, the Company filed a Certificate to Change Par Value or Number of Authorized Shares of Stock with the Secretary of State of the State of Nevada. Such filing, which was approved by the Board on February 23, 2004, has the effect of forward splitting all the authorized and outstanding shares of the Company at a rate of one to six. Pursuant to NRS 78.207, such split can be taken by the Board without stockholder approval.

         When the split is effectuated, the number of issued and outstanding shares of the Company shall increase from 8,985,713 to 53,914,278 shares and the authorized shares of common stock shall increase from 100 million to 600 million.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table lists, as of February 23, 2004, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

         The percentages below are calculated based on 8,985,713 shares of Common Stock issued and outstanding. There are no options, warrants or other securities convertible into shares of common stock.

      Officers, Directors,
         5% Shareholder             No. of Shares         Beneficial Ownership %
        -----------------           -------------         ----------------------

Donald Neal                             3,000,000        (1)             33.39%
6231 Gibbons Drive, Richmond,
B.C., Canada, V7C 2C9

Gregory Crowe                           3,000,000        (1)             33.39%
1679 Eaglecliff Road, Bowen
Island, B.C., Canada, V0N 1G0






All directors and executive
officers as a group (2 persons)
                                        6,000,000                         66.77%


            (1) Each of Donald Neal and Gregory Crowe purchased 3,000,000 shares from Alfredo De Lucrezia, the Company's former officer and director.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The foregoing does not take into account the 1:6 forward reverse split effectuated by the Company by the filing of a Certificate of Change with the Secretary of State of the State of Nevada on March 3, 2004.

                                CHANGE IN CONTROL

         Alfredo De Lucrezia had legal and beneficial ownership of 6,000,000 shares of Common Stock, or 66.77% of the issued and outstanding share capital of the Company. Pursuant to the Purchase and Sale Agreement dated as of February 10, 2004, among Gregory Crowe, Donald Neal and Alfredo De Lucrezia, Mr. Lucrezia sold 3,000,000 shares to each of Messrs. Crowe and Neal. The per share purchase price was $0.035 per share, or an aggregate of $105,000 paid by each of Messrs. Crowe and Neal.

         Messrs. Neal and Crowe are party to a Shareholders' Agreement dated as of February 10, 2004. The agreement provides that for so long as the person holds any of the 3,000,000 shares which he received from Alfredo De Lucrezia, the directors shall vote such shares to maintain two persons on our board, or such number as the shareholders agree. Upon any vote to appoint representatives to the Board, each shareholder agreed that he shall vote his shares for the other shareholder. If one of the shareholders is no longer a shareholder, or if the Board or our shareholders decided to remove one of the Board members, or the shareholder no longer holds any of the 3,000,000 shares which he received from Mr. Lucrezia, then the other shareholder agreed to vote his shares to either maintain the number of Board members as one or to nominate a second Board member. The agreement also provides that for all other matters in which shares are voted, the two shareholders shall vote their 3,000,000 shares together as determined by the unanimous decision of the shareholders.

         Each of the shareholders also agreed that he will not, directly or indirectly, sell, pledge, gift or in any other way dispose of any of the 3,000,000 shares which he received from Mr. Lucrezia. This transfer restriction shall apply to such shares in all situations during all times that such individual holds any of the 3,000,000 shares.

         Other than as described above, there is no agreement or arrangement between Mr. Crowe and Mr. Neal with respect to the 6,000,000 shares held by said persons.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Alfredo De Lucrezia acquired 6,000,000 shares of Common Stock at an aggregate purchase price of $6,000 on December 21, 2001. On February 10, 2004, Mr. Lucrezia sold 3,000,000 shares of Common Stock to each of Donald Neal and Gregory Crowe, the current directors of the Company. The purchase price for each share of Common Stock was $0.035. Mr. Lucrezia no longer holds any shares of capital stock or other equity in the Company.

         None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

-        any of our directors or officers;
- any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
- any relative or spouse of any of the foregoing persons who has the same house as such person.



                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         No person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles which is not shared by all other stockholders.


                                  OTHER MATTERS

         The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.


         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:


Donald Neal
Baymont Corporation
200-4170 Still Creek Drive
Burnaby, British Columbia, Canada V5C 6C6
604-299-6600




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                                    EXHIBITS

 ANNEX I  Amendment to Articles of Incorporation


 Certificate of Amendment

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


 1. Name of corporation: Baymont Corporation.

2. The articles have been amended as follows (provide article numbers, if available):

         Article 1 shall be deleted in its entirety and replaced with the following:

         The name of the Corporation is: AMERICAN GOLDFIELDS INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66.77%.

4. Effective date of filing (optional):

5. Officer signature (required):